Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation Declares Fourth-Quarter Dividend

STAMFORD, Conn., November 2, 2012 – Frontier Communications Corporation (NASDAQ: FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.10 per share of common stock, payable on December 31, 2012 to holders of record of common stock at the close of business on December 7, 2012.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 15,300 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Gregory Lundberg	Brigid Smith
VP, Investor Relations and Assistant Treasurer	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
greg.lundberg@ftr.com	brigid.smith@ftr.com

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